UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:	February 4, 2005
(Date of earliest event reported):	(February 1, 2005)
Commission File No. 000-14961
LXU HEALTHCARE, INC.
(Exact name of Registrant as specified in its Charter)

Massachusetts	04-2741310
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
3708 E. Columbia Street Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (520) 512-1100

Former name or former address, if changed since last Report: PrimeSource Healthcare, Inc.

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |  |  Written communications pursuant to Rule 425 under the Securities Act

     |  |  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     |  |  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     |  |  Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report.

The Company has concluded that the previously filed financial statements as of and for the years ended June 30, 2004 and 2003 and related independent registered public accountants reports, as included in its Annual Report on Form 10K/A for the fiscal year ended June 30, 2004, and the interim information reported for the quarter ended September 30, 2004, as included in the Company’s Quarterly Report on Form 10Q for the quarterly period ended September 30, 2004 should no longer be relied upon, and the reports will be restated.

On February 1, 2005, management tentatively concluded that the Series G Convertible Redeemable Preferred Stock should have been included in mezzanine equity in the Company’s balance sheet, and not as a liability as previously recorded. In addition, they are also reevaluating their accounting for the Series G Convertible Redeemable Preferred Stock (“Series G Stock”) from August 6, 2002, the date of original issuance, as it relates to the accounting for the conversion and redemption features of the Series G Stock, and the fair values assigned to the Company’s Series G Stock and common stock upon issuance.

On February 3, 2005, the Company’s Audit Committee agreed with management’s recommendation that the consolidated financial statements of the Company for the periods described above should be restated. The Audit Committee has discussed this conclusion with the Company’s independent registered public accounting firm.

As a result of the matters described above, the Company expects to file amendments to the filings described above, reflecting all necessary adjustments, prior to filing its Quarterly Report on Form 10-Q for the period ended December 31, 2004, in February, 2005. Accordingly, the referenced financial statements should not be relied upon until such time as the Company files its restatements.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

LXU HEALTHCARE, INC. By: /s/ Shaun McMeans
Date: February 4, 2005	Shaun McMeans Chief Financial Officer, Chief Operating Officer and Clerk